SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 21, 2006


                                THE BEARD COMPANY
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Oklahoma                   001-12396                  73-0970298
----------------------------        ------------            -------------------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma         73112
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report

Item 3.02 Unregistered Sales of Equity Securities

     On May 13, 2004, we commenced a private debt placement of our 10% Participating Notes due November 30, 2006 (the "10% Notes") and Warrants to purchase 240,000 shares of our common stock, targeted to raise a total of $1,200,000. We offered the 10% Notes to provide the working capital to retire our remaining short-term debt and to fund operations.

     On June 8, 2004, we announced that we had completed the placement of all of the 10% Notes. The Placement Agent received a 6% commission on $500,000 of the 10% Notes sold by it. No commission was paid on the $700,000 of 10% Notes sold by us.

     On February 10, 2005, we prepaid 40% of the principal amount of the $700,000 of 10% Notes sold by us, leaving $420,000 of such notes outstanding. A $500,000 10% Note was not prepaid at the request of the holder. However, such note was paid down to a principal balance of $384,102 in the ordinary course of business.

     On June 29, 2005, we commenced a private debt placement of up to $2,004,102 of our 12% Convertible Subordinated Notes due August 31, 2009 (the "2009 Notes"). As part of the offering, holders of the remaining $804,102 of 10% Notes were given the right to exchange such notes for the 2009 Notes. We offered the 2009 Notes to provide the working capital to sustain our activities until the operations under development in our Coal and China Segments are generating positive cash flow.

     On February 17, 2006, we accepted a subscription for $26,413 principal amount of the 2009 Notes from a private investor. The sale was handled by us; accordingly, a 1% commission will be paid on the $26,413 of 2009 Notes sold.

     On February 21, 2006, we accepted subscriptions for $7,788 principal amount of the 2009 Notes from two private investors. The sale was handled by us; accordingly, a 1% commission will be paid on the $15,576 of 2009 Notes sold.

     On February 23, 2006, we accepted a subscription for $14,878 principal amount of the 2009 Notes from a private investor. The sale was handled by us; accordingly, a 1% commission will be paid on the $14,878 of 2009 Notes sold.

     On February 24, 2006, we accepted a subscription for $15,622 principal amount of the 2009 Notes from a private investor. The sale was handled by us; accordingly, a 1% commission will be paid on the $15,622 of 2009 Notes sold.

     In accordance with the Private Placement Memorandum and the Supplements thereto, the Conversion Price for all Notes issued after November 30, 2005 will be determined by the weighted average closing price (the "WACP") of our common stock during the 90-day period preceding the date each subscription is received by us. Based on the February 16, February 20, February 22 and February 23 closing prices, the 90-day WACP's on February 17, February 21, February 23 and February 24 were $1.328, $1.335, $1.339 and $1.339, respectively.

     Based upon their respective Conversion Prices, the 2009 Notes issued on February 17, February 21, February 23 and February 24, 2006, are convertible into 19,889, 11,667, 11,111 and 11,667 shares, respectively, of our common stock and bring the total aggregate amount of 2009 Notes sold or exchanged to date to $1,327,851.

     On May 31, 2002, we completed the sale of $1,200,000 aggregate principal amount of 10% Subordinated Notes due September 30, 2003 (the "10% Notes"). In connection with the sale of the 10% Notes we issued warrants to purchase an aggregate of 547,625 shares (as adjusted to reflect a subsequent 2-for-1 stock split effective August 6, 2004 (the "Stock Split") of our common stock at exercise prices (adjusted to reflect subsequent anti-dilution adjustments and the Stock Split) ranging from $0.353949 to $0.3570475 per share (the "2002 Warrants"). We paid the 10% Notes in full on March 26, 2004.

     On March 21, 2006, one of the Warrant Holders exercised his 2002 Warrants to purchase an aggregate of 10,000 shares of our common stock (the "Underlying Common Stock").

     As a result of the issuance of these 10,000 shares, our outstanding shares have increased to a total of 5,539,210.

     The total shares issuable upon conversion of the 2009 Notes that had not been previously reported by us on a Form 8-K did not exceed 1% of the total outstanding equity securities of our triggering the necessity to file this Current Report under Item 3.02 of Form 8-K. The March 21, 2006 exercise of the 2002 Warrants triggered the necessity to file this Form 8-K.

     The 2009 Notes were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "4(2) Exemption"). When the 2009 Notes are converted to our common stock the issuance of the common stock will be exempted from registration by
Section 3(a)(9) of the Securities Act which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange."

     The 2002 Warrants and the Underlying Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE BEARD COMPANY

                                            /s/ Herb Mee, Jr.
                                            _______________________________
                                            Herb Mee, Jr., President

March 22, 2006